Exhibit 99.13

CONSENT OF PROSPECTIVE OFFICER

I, L. J. Peck, hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-1 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ L. J. PECK
L. J. Peck

Dated: September 1, 2005